Exhibit A

State of Maryland Department of Assessments and Taxation	Martin O’Malley Governor
C. John Sullivan, Jr. Director
Charter Division	Paul B. Anderson Administrator
Date: 02/25/2008

HYLIND SEARCH CO., INC.
245 W CHASE ST
BALTIMORE	MD 21201-4823

THIS LETTER IS TO CONFIRM ACCEPTANCE OF THE FOLLOWING FILING:

ENTITY NAME	: OOK, INC.
DEPARTMENT ID	: Dl2385480
TYPE OF REQUEST	: ARTICLES OF INCORPORATION
DATE FILED	: 02-25-2008
TIME FILED	: 10:36 AM
RECORDING FEE	: $100.00
ORG. & CAP FEE	: $20.00
EXPEDITED FEE	: $50.00
FILING NUMBER	: 1000361996010645
CUSTOMER ID	: 0002091144
WORK ORDER NUMBER	: 0001534182
PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES. EVERY YEAR THIS ENTITY MUST FILE A PERSONAL PROPERTY RETURN IN ORDER TO MAINTAIN ITS EXISTENCE EVEN IF IT DOES NOT OWN PERSONAL PROPERTY. A BLANK RETURN WILL BE MAILED BY FEBRUARY OF THE YEAR FOR WHICH THE RETURN IS DUE.
Charter Division
Baltimore Metro Area (410) 767-1350
Outside Metro Area (888) 246-5941

301 West Preston Street-Room 801-Baltimore, Maryland 21201-2395 Telephone (410)767-4950/ Toll free is Maryland (888)246-5941 MRS (Maryland Relay Service) (800)735-2258 TT/Voice- Fax (410)333-7097	0005037758 CACCPT

ENTITY TYPE:	ORDINARY BUSINESS - STOCK
STOCK:	Y
CLOSE:	N
EFFECTIVE DATE:	02-25-2008
PRINCIPAL OFFICE:	2ND FLOOR
836 PARK AVE.
BALTIMORE MD 21201
RESIDENT AGENT :	NATIONAL REGISTERED AGENTS, INC. OF MD
2ND FLOOR
836 PARK AVE.
BALTIMORE MD 21201

OOK, INC.
ARTICLES OF INCORPORATION
THIS IS TO CERTIFY THAT:
     FIRST: The undersigned, Wagner Roberto Dias da Silva, whose address is Two Leadership Square, 10th Floor, 211 North Robinson, Oklahoma City, Oklahoma, 73102, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.
     SECOND: The name of the corporation (which is hereinafter called the “Corporation”) is:
OOK, Inc.
     THIRD: (1) The purposes for which the Corporation is formed are to conduct, operate and carry on the business of an investment company.
                    (2) The Corporation may engage in any other business and shall have all powers conferred upon or permitted to corporations by the Maryland General Corporation Law.
     FOURTH: The address of the principal office of the Corporation in this State is 836 Park Avenue, 2nd Floor, Baltimore, Maryland 21201.
     FIFTH: The name and address of the resident agent of the Corporation are National Registered Agents, Inc. of MD, 836 Park Avenue, 2nd Floor, Baltimore, Maryland 21201.
     SIXTH: The total number of shares of stock which the Corporation has authority to issue is 100,000 shares, $.001 par value per share, all of one class. The aggregate par value of all authorized shares having a par value is $100. The Board of Directors, with the approval of a majority of the entire Board and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.
     SEVENTH: The Corporation shall have a board of one director unless the number is increased or decreased in accordance with the Bylaws of the Corporation. However, the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law. The initial director is: Keith D. Geary.
     EIGHTH: (a) The Corporation reserves the right to make any amendment of the charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the charter, of any shares of outstanding stock.
                      (b) The Board of Directors of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Corporation.
                      (c) The Board of Directors of the Corporation may, by articles supplementary, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock.
     NINTH: No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance.
     TENTH: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
     IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 22nd day of February, 2008

Wagner R. Dias da Silva, Incorporator
McAfee & Taft A Professional Corporation 10th Floor, Two Leadership Square 211 North Robinson Oklahoma City, OK 73102-7103

I hereby consent to act as resident agent in Maryland for the entity named in the attached document.

NATIONAL REGISTERED AGENTS, INC. OF MD

State of Maryland	Martin O’Malley
Department of Assessments and Taxation	Governor
C. John Suillvan, Jr. Director
Charter Division
Paul B. Anderson
Administrator
Date: 05/01/2008
MCAFEE & TAFT, A PROFESSIONAL CORPORATION
JANE HENSON
10TH FLOOR, TWO LEADERSHIP SQUARE
211 N ROBINSON AVE
OKLAHOMA CITY OK 73102-7109
THIS LETTER IS TO CONFIRM ACCEPTANCE OF THE FOLLOWING FILING:

ENTITY NAME	: OOK, INC.
DEPARTMENT ID	: D12385480
TYPE OF REQUEST	: ARTICLES OF AMENDMENT
DATE FILED	: 04-24-2008
TIME FILED	: 02:06 PM
RECORDING FEE	: $100.00
ORG. & CAP FEE	: $20.00
EXPEDITED FEE	: $70.00
COPY FEE	: $22.00
FILING NUMBER	: 1000361996338160
CUSTOMER ID	: 0002125487
WORK ORDER NUMBER	: 0001568525
PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES.
Charter Division
Baltimore Metro Area (410) 767-1350
Outside Metro Area (888) 246-5941

301 West Presion Street-Room 801-Baltimore, Maryland 21201-2395 Telephone (410)767-4950/Toll free in Maryland (888)246-5941 MRS (Maryland Relay Service) (800)735-2258 TT/Voice- Fax (410)333-7097	0005142069 CACCPT

ARTICLES OF AMENDMENT

(1)

(2)	OOK, INC.

a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:
     (3) The charter of the corporation is hereby amended as follows:
ARTICLE SIXTH IS AMENDED TO READ AS FOLLOWS:
SIXTH: The total number of shares of stock which the Corporation had authority to Issue prior to this amendment was 100,000 shares, $.001 par value per share, all of one class. By amendment, the total number of shares of stock which the Corporation has authority to issue is 1,000,000 shares, $.001 par value per share, all of one class and divided into such series as the Board of Directors determines. The aggregate par value of all authorized shares having a par value is $1,000. The Board of Directors, with the approval of a majority of the entire Board and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.
     This amendment of the charter of the corporation has been approved by
(4)    the Directors. No stock has been issued.

     We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

(5)	(5)

Secretary	President
(6) Return address of filing party:
McAfee & Taft A Professional Corporation
Attn: Jane Henson
10th Fl. Two Leadership Square
211 N. Robinson
Oklahoma City, OK 73102
STATE OF MARYLAND
I hereby certify that this is a true and complete copy of the 2 page document on file in this office. DATED: 5/1/08

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: , Custodian
This stamp replaces our previous certification system.    Effective 6/95